             CONSULTING/SEPARATION AGREEMENT AND FULL MUTUAL RELEASE

         This Separation Agreement and Full Mutual Release ("Agreement") is made by and between Cornel C. Spiegler ("Spiegler") and Impax Laboratories, Inc. ("Employer" or "the Company"). Spiegler and the Company are both parties to this Agreement and are collectively referred to herein as the "Parties." Both Spiegler and the Company desire to enter into this Agreement to fully resolve all questions of compensation, entitlement to benefits, and any and all other claims, whether known or unknown, which the Parties may have relating to Spiegler's employment with, and retirement from, the Company.

         NOW, THEREFORE, in consideration of the mutual promises, agreements and representations contained herein, and intending to be legally bound hereby, the Parties agree as follows:

         1. Definitions. As used in this Agreement, any reference to Spiegler shall include himself, and in their capacities as such, his attorneys, heirs, administrators, representatives, executors, legatees, successors, agents and assigns. As used in this Agreement, any reference to the Company shall include itself, its predecessors, successors, controlling or related entities, affiliates, divisions, subsidiaries, managing agents, and joint ventures, and, in their capacities as such, all of their past, present and future representatives, agents, assigns, attorneys, directors, officers, partners, shareholders and employees (except Spiegler).

         2. Release. Except as to the promises made in this Agreement, the Parties hereby fully, forever, irrevocably and unconditionally release, remise, settle and discharge each other from any and all manner of claims, charges, complaints, debts, liabilities, demands, actions, causes of action, suits, rights, covenants, contracts, controversies, agreements, promises, omissions, damages, obligations and expenses of any kind, including attorneys' fees, whether known or unknown, which they had, now have, or hereafter may have against each other arising from, or relating in any way to, Spiegler's employment relationship with the Company, including, but not limited to, Title VII, the Age Discrimination In Employment Act, the Older Worker Benefit Protection Act, the Pennsylvania Human Relations Act, and any other federal, state or local statutes, or common law. It is expressly agreed and understood that this is a GENERAL RELEASE.

         3. Company's Obligations. In consideration for this Agreement, and in addition to the Release set forth in Paragraph 2 above, the Company agrees that:

     (a) it shall, starting April 3, 2005 through March 31, 2006, pay Spiegler a base compensation of $204,100 per year, payable weekly in the gross amount of $3925, although Spiegler's services to the Company as CFO and Secretary shall cease effective April 1, 2005 upon his retirement;

     (b) it shall, through the earlier of March 31, 2006, or such time as Spiegler finds replacement health care and dental coverage, pay the COBRA premiums for Spiegler to continue the health and dental coverage that he had while actively employed by the Company, after which time, Spiegler can continue the COBRA coverage under the terms of COBRA if he desires to do so. All other benefits Spiegler enjoyed as an employee shall cease on April 2, 2005, and Spiegler shall not be eligible for any bonus awarded by the Company under any 2005 or 2006 bonus plan or for any stock options issued in 2005 or 2006;

     (c) Spiegler's Executive Life Plan shall continue one year beyond the current term, which expires on October 28, 2005 until October 28, 2006;

     (d) Spiegler's Executive Long Term Disability Plan shall continue through the current term, which expires on January 10, 2006;

     (e) effective immediately prior to March 31, 2005, all stock options held by Spiegler shall automatically become exercisable;

     (f) the Compensation Committee of the Board of Directors has determined that, as a result of becoming a consultant to the company, Spiegler will remain in the "Continuous Service" of the Company during the Consulting Term referenced in P. 4 below and, accordingly, all of Spiegler's outstanding stock options will continue to be exercisable throughout the Consulting Term and thereafter for a period ending on the earlier of (i) 180 days after the end of the Consulting Term or
         (ii) the Expiration Date of the option;

     (g) Spiegler will be eligible to participate in the Impax Laboratories, Inc. Executive Non-Qualified Deferred Compensation Plan ("the Plan") pursuant to the terms of the Plan and subject to the approval of the Compensation Committee of the Board of Directors; and that he shall be entitled to matching contributions as provided in the Plan; and that such contributions shall be forfeited in the event Spiegler does not comply with the terms of this Agreement; and

     (h) recognizing that the payments for those benefits described in (b), (c) and (d) above will result in taxable income to Spiegler, it shall, at the end of the 2005 tax year, and at the end of the first quarter of 2006, pay Spiegler an amount equal to the state and federal tax he will owe as a result of the Company's payment for those benefits.

         4. Spiegler's Obligation. In consideration of this Agreement, and in addition to the release set forth in paragraph 2 above, Spiegler agrees that he shall:

     (a) make himself available to the Company as a consultant until such time as he begins employment with another entity, but in no event shall he be obligated to act as a consultant beyond March 31, 2006 ("the Consulting Term");

     (b) not solicit, on behalf of himself or any other person or entity, any current employees of the Company; (c) for a period of one (1) year following the cessation of his employment as CFO for the Company, not work for, or provide services to, whether directly or indirectly, any competitor of the Company, and that for one (1) additional year, he shall not work for or provide services to, whether directly or indirectly, any directly competitive specialty pharmaceutical company, unless the Company agrees in writing that Spiegler may do so;

     (d) keep confidential the terms of this Agreement, and not disclose or publish same, except in response to a subpoena, or except to his immediate family members, his financial advisor, his attorney, or to his accountant for the purpose of filing government tax returns;

     (e) make no negative or disparaging comments of any kind about the Company to any person or entity; (f) with the exception of the laptop computer that Spiegler was provided by the Company, return to the Company any equipment or documents that have not already been returned; and (g) maintain the confidentiality of all proprietary information Spiegler obtained about the Company, whether during his time as an employee or as a Consultant.

         5. Acknowledgment. Spiegler acknowledges that if he materially breaches any of the provisions of paragraph 4 of this Agreement, in addition to any other of the Company's rights and remedies, the Company shall immediately cease all payments or benefits described in paragraph 3 above. Spiegler further acknowledges that the consideration being provided by the Company is more than the Employer is required to provide under its normal policies, practices or Spiegler benefit plans and represents benefits to which Spiegler is not otherwise entitled.

         6. Covenant Not To Sue. Spiegler warrants that he has not filed any complaints, charges or claims for relief against the Company with any local, state or federal court or administrative agency that are currently outstanding. Spiegler further agrees and covenants not to sue the Company with respect to any matter arising before the effective date of this Agreement or covered by the release set forth in paragraph 2 above, and not to assert against the Company in any action, suit, litigation or proceeding any matter arising before the effective date of this Agreement or covered by the release set forth in paragraph 2 above.

         7. No Admission of Liability. It is expressly understood and agreed that this Agreement, and any acts undertaken hereunder, shall not be construed as an admission of liability or wrongdoing on the part of either Party under any law, regulation or ordinance.

         8. Controlling Law. This Agreement and all matters arising out of, or relating to it, shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania.

         9. Jurisdiction. Any action arising out of, or relating to, any of the provisions of this Agreement may, at the election of the Company, be brought and prosecuted only in the courts of, or located in, the Commonwealth of Pennsylvania, and in the event of such election, the Parties consent to the jurisdiction and venue of said courts.

         10. Entire Agreement. The Parties understand that no promise, inducement, or other agreement not expressly contained herein has been made conferring any benefit upon them; that the Agreement contains the entire Agreement between the Parties; and that the terms of the Agreement are contractual and not recitals only.

         11. Severability. If any provision of this Agreement is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto, except that, if the release set forth in Paragraph 2 above is held for any reason t to be invalid or unenforceable, Spiegler acknowledges and agrees that he shall be obligated to return any consideration already provided by the Company in exchange for said Release, and that the Company shall have no obligation to provide any further consideration.

         12. Section Headings. Section and subsection headings in this Agreement are for convenience of reference only and shall neither constitute a part of this Agreement nor affect its interpretation.

         13. Amendment. The Parties agree that this Agreement may not be altered, amended, or modified, in any respect, except by a writing duly executed by both Parties

         14. SPIEGLER ACKNOWLEDGES THAT HE WAS GIVEN A PERIOD OF 21 DAYS, COMMENCING ON FEBRUARY 25, 2005 IN WHICH TO CONSIDER THIS AGREEMENT BEFORE SIGNING IT; THAT HE MAY USE AS MUCH OF THIS 21-DAY PERIOD AS HE WISHES PRIOR TO SIGNING; THAT HE MAY REVOKE THIS AGREEMENT WITHIN SEVEN (7) DAYS OF SIGNING IT; AND THAT FOR SUCH REVOCATION TO BE EFFECTIVE, WRITTEN NOTICE MUST BE RECEIVED IN WRITING BY BARRY R. EDWARDS, IMPAX LABORATORIES, INC., 121 NEW BRITAIN BOULEVARD, CHALFONT, PA 18914, NO LATER THAN THE CLOSE OF BUSINESS ON THE SEVENTH DAY AFTER SPIEGLER HAS SIGNED THIS AGREEMENT. IF SPIEGLER REVOKES THIS AGREEMENT, IT SHALL NOT BE EFFECTIVE OR ENFORCEABLE, AND SPIEGLER WILL NOT RECEIVE THE CONSIDERATION DESCRIBED IN PARAGRAPH 3 ABOVE. IF SPIEGLER MATERIALLY BREACHES ANY PROVISION OF THIS AGREEMENT AFTER IT HAS BECOME EFFECTIVE, SPIEGLER SHALL NOT RECEIVE ANY REMAINING CONSIDERATION THAT HAS NOT YET BEEN PAID AT THE TIME OF THE BREACH.

         SPIEGLER REPRESENTS THAT HE HAS READ THE TERMS OF THIS AGREEMENT; THAT HE HAS HAD AN OPPORTUNITY TO FULLY DISCUSS AND REVIEW THE TERMS OF THIS AGREEMENT WITH HIS ATTORNEY; THAT HE UNDERSTANDS THE CONTENTS HEREOF; AND THAT HE FREELY AND VOLUNTARILY ASSENTS TO ALL THE TERMS AND CONDITIONS HEREOF, AND SIGNS THE SAME AS HIS OWN FREE ACT, AND WITH THE INTENTION OF RELEASING THE COMPANY FROM EACH AND EVERY CLAIM RELATING IN ANY WAY TO HIS EMPLOYMENT WITH THE COMPANY.

         IN WITNESS WHEREOF, and intending to be legally bound, the Parties agree to the terms of this Agreement. For Impax Laboratories, Inc.

Date: 2/28/05                       By:   /s/ Barry R. Edwards
                                          ---------------------------------
                                            Barry R. Edwards

                                                  Chief Executive Officer

Date:  2/28/05                            /s/ Cornel C. Spiegler
                                          ---------------------------------
                                            Cornel C. Spiegler